As filed with the Securities and Exchange Commission on May 12, 2009
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ________________
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________

Harris & Harris Group, Inc.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-3119827 (I.R.S. employer identification no.)

111 West 57th Street, Suite 1100
New York, New York 10019
Telephone:  (212) 582-0900
Facsimile:  (212) 582-9563
(Address of principal executive offices)

HARRIS & HARRIS GROUP, INC. 2006 EQUITY INCENTIVE PLAN
(Full title of the plan)

Sandra M. Forman, Esq.
General Counsel
Harris & Harris Group, Inc.
111 West 57th Street, Suite 1100
New York, New York 10019
Telephone:  (212) 582-0900
Facsimile:  (212) 582-9563
(Name and address of agent for service)

________________

Copies to:
Richard T. Prins, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 Telephone: (212) 735-3000 Facsimile: (212) 735-2000
________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share	76,080(2)	$4.49(3)	$341,599.20	$ 19.06(4)

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)
4,151,269 shares were originally registered on Form S-8 (File No. 333-135246) filed with the Securities and Exchange Commission on June 22, 2006; 1,520,661 additional shares were registered on Form S-8 (File No. 333-144059) filed with the Securities and Exchange Commission on June 26, 2007; 682,133 additional shares were registered on Form S-8 (File No. 333-149795) filed with the Securities and Exchange Commission on March 19, 2008, and 76,080 additional shares are being registered herewith.

(3)
The estimated exercise price of $4.49 per share was computed in accordance with Rule 457(c) and 457(h) under the Securities Act by averaging the high and low sales prices of Harris & Harris Group, Inc. Common Stock as quoted on the Nasdaq Global Market on May 11, 2009.

(4)	Previously paid in connection with a registration statement on Form N-2 filed on November 29, 2006.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed to register an additional 76,080 shares of common stock, par value $0.01 per share (the "Common Stock"), of Harris & Harris Group, Inc. (the "Company") that may be issued and sold under the Harris & Harris Group, Inc. 2006 Equity Incentive Plan (the "Plan").

Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference into this registration statement the entire contents of, including all documents incorporated by reference or deemed incorporated by reference into, its registration statement on Form S-8 (File No. 333-135246) filed with the Securities and Exchange Commission on June 22, 2006 with respect to the Plan, its registration statement on Form S-8 (File No. 333-144059) filed with the Securities and Exchange Commission on June 26, 2007 with respect to the Plan, and its registration statement on Form S-8 (File No. 333-149795) filed with the Securities and Exchange Commission on March 19, 2008.

PART II

Item 5.	Interests of Named Experts and Counsel.

Sandra M. Forman, General Counsel and Chief Compliance Officer of the Company, issued an opinion in connection with this registration statement, which is filed as Exhibit 5 hereto.  Ms. Forman is also a plan participant.

Item 8.	Exhibits.

Exhibit Numbers	Description
4.0	Specimen of common stock certificate, incorporated by reference to Exhibit 4 to the Company's Annual Report on Form 10-K (File No. 814-00176) filed on March 16, 2009
5.0	Opinion of General Counsel of the Company
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of General Counsel of the Company (included in Exhibit 5.0 above)

The undersigned registrant hereby undertakes that it will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on May 12, 2009.

HARRIS & HARRIS GROUP, INC.

By: /s/ Douglas W. Jamison
Name:	Douglas W. Jamison
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:
Signature	Title	Date

/s/ Douglas W. Jamison Douglas W. Jamison	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 12, 2009

/s/ Daniel B. Wolfe Daniel B. Wolfe	Chief Financial Officer (Principal Financial Officer)	May 12, 2009

/s/ Patricia N. Egan Patricia N. Egan	Chief Accounting Officer and Senior Controller	May 12, 2009

/s/ W. Dillaway Ayres, Jr. W. Dillaway Ayres, Jr.	Director	May 12, 2009

/s/ C. Wayne Bardin Dr. C. Wayne Bardin	Director	May 12, 2009

/s/ Phillip A. Bauman Dr. Phillip A. Bauman	Director	May 12, 2009

/s/ G. Morgan Browne G. Morgan Browne	Director	May 12, 2009

/s/ Dugald A. Fletcher Dugald A. Fletcher	Director	May 12, 2009

/s/ Lori D. Pressman Lori D. Pressman	Director	May 12, 2009

/s/ Charles E. Ramsey Charles E. Ramsey	Director	May 12, 2009

/s/ James E. Roberts James E. Roberts	Director	May 12, 2009

/s/ Richard P. Shanley Richard P. Shanley	Director	May 12, 2009

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on May 12, 2009.

HARRIS & HARRIS GROUP, INC. 2006 EQUITY INCENTIVE PLAN

By:  /s/ James E. Roberts
not in his individual capacity, but solely as an authorized signatory for the Employee Benefits Administration Committee

EXHIBIT INDEX

Exhibit Numbers	Description

5.0	Opinion of General Counsel of the Company
23.1	Consent of PricewaterhouseCoopers LLP